AIM CORE PLUS BOND FUND                                            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   2/28/2010
FILE NUMBER :        811-09913
SERIES NO.:          11

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $   103
        2 Dividends for a second class of open-end company shares (000's
          Omitted)
          Class B               $    12
          Class C               $     9
          Class R               $     4
          Class Y               $     3
          Institutional Class   $     3

73A.      Payments per share outstanding during the entire current period: (form
          nnn.nnnn)
        1 Dividends from net investment income
          Class A                0.3026
        2 Dividends for a second class of open-end company shares (form
          nnn.nnnn)
          Class B                0.2638
          Class C                0.2638
          Class R                0.2897
          Class Y                0.3155
          Institutional Class    0.3155

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                   476
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                    51
          Class C                    48
          Class R                    15
          Class Y                    11
          Institutional Class        11

74V.    1 Net asset value per share (to nearest cent)
          Class A               $ 10.37
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $ 10.37
          Class C               $ 10.37
          Class R               $ 10.37
          Class Y               $ 10.37
          Institutional Class   $ 10.37